UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 11, 2005

(Date of earliest event reported)

McDATA Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-31257	84-1421844
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Interlocken Crescent, Broomfield, Colorado 80021

(Address of principal executive offices, including Zip Code)

(720) 558-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective October 18, 2005, Michael J. Frendo will join McDATA Corporation (the “Company”) as its senior vice president of engineering.  Prior to joining McDATA, Mr. Frendo held several vice president positions at Cisco Systems, Inc. since 1995.  Most recently, Mr. Frendo was vice president of the systems and softswitch engineering, broadband subscriber applications business unit.  Mr. Frendo will report to Todd Oseth, the Company’s executive vice president and chief operating officer.

ITEM 7.01 – Regulation FD Disclosure

Effective October 7, 2005, Robert F. Finley, the vice president of manufacturing, will be leaving the Company. Mr. Finley has been offered severance benefits in accordance with the involuntary termination provisions of his existing 12-month executive severance agreement, a form of which was filed with the SEC as Exhibit 10.20.2 to the Company’s Form 10-Q for the fiscal quarter ended October 31, 2004.  These severance benefits are subject to Mr. Finley’s compliance with the terms and conditions of the agreement.  The Company has commenced a search for a replacement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDATA Corporation

	By:	/s/ THOMAS O. MCGIMPSEY
Thomas O. McGimpsey
Senior Vice President and General Counsel

Dated: October 11, 2005